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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 2, 2002


                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)




             DELAWARE                   1-12202                   93-1120873
  (State or other jurisdiction        (Commission              (I.R.S. Employer
       of incorporation)              File Number)           Identification No.)

    1111 SOUTH 103RD STREET
        OMAHA, NEBRASKA
     (Address of principal                                         68124
      executive offices)                                         (Zip Code)


       Registrant's telephone number, including area code: (877) 208-7318

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         RE-AUDIT OF 1999 AND 2000 FINANCIAL STATEMENTS. Northern Border Partners, L.P. (the "Partnership") announced that its independent public accountants, KPMG LLP ("KPMG"), have completed the re-audit of the Partnership's 1999 and 2000 financial statements, which were originally audited by Arthur Andersen LLP ("Arthur Andersen"). The reports of KPMG on the re-audit of the Partnership's 1999 and 2000 financial statements are filed herein as Exhibit
99.01. No adjustments to the earnings, cash flows and balance sheet information were required by KPMG to amounts reported previously in the Partnership's reports on Form 10-K for the years ended December 31, 1999 and 2000. The Partnership issued a press release to announce the completion of the re-audit of its financial statements, which is included as Exhibit 99.02.

         As previously announced, the Partnership, based upon the decision of its audit committee, in February 2002 named KPMG as the Partnership's independent auditing firm replacing Arthur Andersen. KPMG conducted the audit of the Partnership's financial statements for the fiscal year ending December 31, 2001, and its report was included in the Partnership's 2001 10-K filing. The audit reports of Arthur Andersen on the Partnership's financial statements for 1999 and 2000 did not contain adverse opinions or disclaimers and were not qualified or modified as to audit scope, uncertainty or accounting principles. Arthur Andersen advised the Partnership that it has not withdrawn any of its opinions expressed in their auditor's report for any periods for which they conducted audits of the Partnership. While Arthur Andersen's audits of the 1999 and 2000 financial statements were comprehensive and complete and resulted in unqualified opinions, in order to provide investors with additional confidence, the Partnership's policy committee requested for KPMG to re-audit the Partnership's financial statements for 1999 and 2000.

         AMENDMENT TO ITEMS 10 AND 13 OF 2001 FORM 10-K. Items 10 and 13 of the Partnership's 2001 Form 10-K is being updated in light of the purchase by TransCanada PipeLines Limited of the general partner interest in the Partnership formerly owned by The Williams Companies, Inc.

         The amended portion of Item 10 now reads as follows:

                  In August 2002, TransCanada designated Paul MacGregor as its member on the Partnership Policy Committee. Mr. MacGregor is also TC PipeLines' alternate representative on the Northern Border Pipeline Management Committee. Additionally, Mr. MacGregor serves as the Vice President, Eastern Gas Development, of TransCanada a position he has held since September 1999 and as the Vice President, Business Development, of the general partner of TC PipeLines a position he has also held since April 1999. From July 1998 to September 1999, Mr. MacGregor was Vice-President, North American Pipeline Investments for TransCanada's Transmission Division. From 1997 until July 1998, he was a Vice-President of Alberta Natural Gas Company Ltd. (energy services), a former subsidiary of TransCanada which has since merged into TransCanada. Mr. MacGregor started his career with TransCanada in 1981 and has held various other positions in the Facilities Planning and Evaluations, Finance and Operations Group.

         The amended portion of Item 13 now reads as follows:

                  The Partnership Policy Committee, whose members are designated by our three general partners, establishes the business policies of the Partnership. We have three representatives on the Northern Border Pipeline Management Committee, each of whom votes a portion of our 70% interest on the Northern Border Pipeline Management Committee, with the other 30% interest being voted by a representative of TC PipeLines, LP. Our representatives on the Northern Border Pipeline Management Committee are also designated by our general partners, while the fourth representative is designated by the general partner of TC PipeLines, which is an affiliate of one of our general partners.

                  Our general partners (subsidiaries of Enron and a subsidiary of TransCanada) and their respective affiliates, currently actively engage or may engage in the businesses in which we engage or in which we may engage in the future. As a result, conflicts of interest may arise between our general partners and their affiliates on the one hand, and the Partnership on the other


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         hand. In such case the members of the Partnership Policy Committee will generally have a fiduciary duty to resolve such conflicts in a manner that is in our best interest.

                  Enron (the parent of two of our general partners) and its affiliates and TC PipeLines (a 30% owner of Northern Border Pipeline Company whose general partner is an affiliate of one of our general partners) and its affiliates also actively engage in interstate pipeline transportation of natural gas in the United States separate from their interests in Northern Border Pipeline. As a result, conflicts also may arise between Enron and its affiliates, TransCanada and its affiliates or TC PipeLines and its affiliates, on the one hand, and the Northern Border Pipeline Company on the other hand. If such conflicts arise, the representatives on the Northern Border Pipeline Management Committee will generally have a fiduciary duty to resolve such conflicts in a manner that is in the best interest of Northern Border Pipeline.

                  Unless otherwise provided for in a partnership agreement, the laws of Delaware and Texas generally require a general partner of a partnership to adhere to fiduciary duty standards under which it owes its partners the highest duties of good faith, fairness and loyalty. Similar rules apply to persons serving on the Partnership Policy Committee or the Northern Border Management Committee. Because of the competing interests identified above, our Partnership Agreement and the partnership agreement for Northern Border Pipeline contain provisions that modify certain of these fiduciary duties. For example:

           o Our Partnership Agreement states that our general partners, their affiliates and their officers and directors will not be liable for damages to us, our limited partners or their assignees for errors of judgment or for any acts or omissions if the general partners and such other persons acted in good faith.

           o Our Partnership Agreement allows our general partners and our Partnership Policy Committee to take into account the interests of parties in addition to our interest in resolving conflicts of interest.

           o Our Partnership Agreement provides that the general partners will not be in breach of their obligations under our Partnership Agreement or their duties to us or our unitholders if the resolution of a conflict is fair and reasonable to us. The latitude given in our Partnership Agreement in connection with resolving conflicts of interest may significantly limit the ability of a unitholder to challenge what might otherwise be a breach of fiduciary duty.

           o Our Partnership Agreement provides that a purchaser of Common Units is deemed to have consented to certain conflicts of interest and actions of the general partners and their affiliates that might otherwise be prohibited and to have agreed that such conflicts of interest and actions do not constitute a breach by the general partners of any duty stated or implied by law or equity.

           o Our Audit Committee will, at the request of a general partner or a member of the Partnership Policy Committee, review conflicts of interest that may arise between a general partner and its affiliates (or the member of the Partnership Policy Committee designated by it), on the one hand, and the unitholders or us, on the other. Any resolution of a conflict approved by the Audit Committee is conclusively deemed fair and reasonable to us.

           o We entered into an amendment to the partnership agreement of Northern Border Pipeline that relieves us and TC PipeLines, their affiliates and their transferees from any duty to offer business opportunities to Northern Border Pipeline, subject to specified exceptions.

                  We are required to indemnify the members of the Partnership Policy Committee and general partners, their affiliates and their respective officers, directors, employees, agents and trustees to the fullest extent permitted by law against liabilities, costs and expenses incurred by any such person who acted in good faith and in a manner reasonably believed to be in, or (in the case of a person other than one of the general partners) not opposed to, our best interests and with respect to any criminal proceedings, had no reasonable cause to believe the conduct was unlawful.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

         Exhibit No. and Description of Exhibit

99.01 - Report of KPMG LLP
99.02 - Press release issued by Northern Border Partners, L.P.
99.03 - Consent of KPMG LLP to incorporation of its report.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NORTHERN BORDER PARTNERS, L.P.


                                       By: /s/ Jerry L. Peters
                                          --------------------------------------
                                          Jerry L. Peters
                                          Chief Financial and Accounting Officer


Dated:  October 2, 2002






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                                  EXHIBIT INDEX


99.01 - Report of KPMG LLP
99.02 - Press release issued by Northern Border Partners, L.P.
99.03 - Consent of KPMG LLP to incorporation of its report